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                                                                   Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 333-56203 on Form N-1A of our reports dated July 12, 2002 on Merrill Lynch International Fund (formerly Mercury International
Fund) of Mercury Funds, Inc. and Mercury Master International Portfolio of Mercury Master Trust, both appearing in the May 31, 2002 Annual Report of Merrill Lynch International Fund, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
September 12, 2002